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DUNE
ENERGY

News Release
For Immediate Release

Investor Contact:
Steven J. Craig
Sr. Vice President Investor Relations and Administration
713-229-6300

DUNE ENERGY UPDATES DRILLING PROGRAM AND PROVIDES PRODUCTION GUIDANCE

Houston TX August 10, 2007 Dune Energy (AMEX:DNE) forecasts 2007 year-end production exit volumes of 55 - 60 MMcfe/day approximately double the pro-forma volumes at the beginning of 2007. The exit rate for the second quarter was 31.6 MMcfe/day. The increases in production volumes will come from an increased level of activity in the Barnett Shale detailed in a prior press release coupled with an active Gulf Coast drilling program on the former Goldking properties which Dune acquired on May 15, 2007.

The table below details the drilling and recompletion programs along with the resultant production volumes for year-end 2007.

                                                                                             Volume
                                                                                             Potential
Project                    # of wells           Operator        W.I.(%)    Spud              MMcfe/day
------------------------------------------------------------------------------------------------------
Barnett Shale                      10           Dune            100        Continuous        5-7
Garden Island Bay                   6           Dune            100        Continuous        6-8
Bateman Lake*                       8           Dune            100        Sept-Nov          5-7
Other                               5           Dune            100        Sept-Nov          6-8

Total                                                                                       24-30

      * Workovers or Recompletions

Most of the drilling in the Barnett are on properties where the company had no reserves booked at the beginning of 2007. The drilling at Garden Island Bay is primarily for low risk step outs or new fault blocks within the historically productive zones of the field above 12,000 feet. The recompletions at Bateman Lake are primarily for proved behind pipe reserves (PDNP). The other projects include proved undeveloped (PUD) drilling locations at Chocolate Bayou, Tora Grande, South Florence, Malo Domingo, and Bayou Couba.

James A. Watt, President and Chief Executive Officer stated "We have our organization in place and are starting to implement the plan to exploit the existing assets while developing new prospects for 2008 and beyond. The 2007 program is designed to add production volumes for 2008 to provide the cash flow to develop the deeper potential of our Gulf Coast properties and continue the Barnett Shale program."

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB/A filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300